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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of AT&T Corp. of our report dated January 25, 1999 relating to the consolidated financial statements, which appears in the AT&T Corp. 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A filed on July 12, 1999, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the references to us under the heading "Experts" and "Selected Historical Financial Data" in such Form S-3 Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

New York, New York
January 31, 2000